Exhibit 99.1

Jupiter Wellness’ Merger Partner Next Frontier Pharmaceuticals, Inc. Enters Psychedelic Drug Development and API Market

Next Frontier Pharmaceuticals’ Subsidiary Benuvia Signs Agreement with Global Wellness’ Shanti Therapeutics

●	Benuvia has begun focusing on Psilocybin, DMT, and MDMA.

●	Benuvia’s 83,000 square foot synthetic compound manufacturing facility is permitted by the U.S. DEA for Schedule I to III controlled substances, and is FDA registered.

JUPITER, FL and ROUND ROCK, TX, January 20, 2022 — Jupiter Wellness, Inc. (Nasdaq: JUPW), today announces that its merger partner, Next Frontier Pharmaceuticals, Inc., through its wholly owned subsidiary, Benuvia Manufacturing, Inc., has entered into the global psychedelic drug development and Active Pharmaceutical Ingredient (API) market by signing an agreement with Global Wellness Strategies Inc.(CSE:GWS) and Shanti Therapeutics Pty Ltd for management of their novel psychedelic development program using MDMA.

Benuvia, based in Round Rock, Texas, is a leading drug developer and provider of cannabinoid and psychedelic APIs. Benuvia has a growing portfolio of drug products and intellectual property, and an 83,000 square foot synthetic compound manufacturing facility that is permitted by the U.S. DEA for Schedule I to III controlled substances, and is FDA registered. Benuvia also has a platform of drug master files and drug development libraries, manufacturing process technologies, and intellectual property, including patents, for the development and manufacture of organic and synthetic cannabinoids, and has a pending application for quota with the U.S. DEA to manufacture psychedelic APIs. With this launch, Benuvia has begun focusing on three primary psychedelic ingredients: Psilocybin, N,N-Dimethyl-5-Methoxy-Tryptamine, or DMT, and 3,4-Methylenedioxymethamphetamine, or MDMA.

“We are excited to announce our entry into the global psychedelic market and our partnership program with emerging providers of psychedelic-based drugs focused on mental illness and chronic pain indications,” said Shannon Soqui, Executive Chairman of Next Frontier Pharmaceuticals. “As pharmaceutical companies become more aware of the positive effects of cannabinoids and psychedelic compounds for therapeutic use, the demand for APIs is expected to grow. Our diversified portfolio of APIs and entry into the development of novel psychedelic compounds aims to increase Next Frontier Pharmaceuticals’ and Benuvia’s position as a leading drug developer and provider of APIs focused on cannabinoids and psychedelics.”

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As part of its launch into the market, Benuvia has signed an agreement to provide life cycle management services to Shanti Therapeutics for their psychedelic development program which uses MDMA. Benuvia will develop and file intellectual property on formulations of MDMA, and will provide full toxicology, and chemistry, manufacturing and controls, or CMC, and full data analysis. In addition, Benuvia, through its partners, will manage all research and development, manufacturing, analytical methods, intellectual property capture, placebo manufacture, randomization, and assistance with clinical trials. This will enable Benuvia to create custom technologies that allow rapid and cost-effective scale up of commercial operations for production in anticipation of research success.

“We are excited to partner with Shanti Therapeutics as we have a shared vision to develop and commercialize innovative medicines that provide an alternative treatment option for health care providers and their patients,” said Brandon Kidd, Chief Business Development Officer of Next Frontier Pharmaceuticals. “As pharmaceutical companies look to optimize the life cycle management of their cannabinoid and psychedelic drug products, Benuvia is an ideal partner to facilitate all facets of the process from drug development and formulation to manufacturing.”

“Shanti chose Benuvia as its development partner due to its proven track record and best in class status as a developer and manufacturer of synthetic APIs. We are creating a pipeline of novel agonists as a new class of therapeutics designed to treat the root causes of mental illness disorders and chronic pain.” said Meris Kott, CEO, Global Wellness Strategies Inc. “By partnering with Benuvia, Shanti will continue with its strategy of collaborating with the emerging leaders in the field to realize our mission to provide innovative new medicines to patients.”

About Jupiter Wellness

Jupiter Wellness, Inc. (Nasdaq: JUPW) is a leading developer of pharmaceutical cannabinoids focused on skincare therapeutics and treatments. The Company’s product pipeline incorporates cannabidiol (CBD) to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products and other wellness brands. For additional information, please visit www.jupiterwellness.com.

About Next Frontier Pharmaceuticals, Inc.

Next Frontier Pharmaceuticals, Inc., through its wholly owned subsidiary, Benuvia Manufacturing, Inc., is a leading drug developer and provider of cannabinoid and psychedelic APIs. Benuvia owns the FDA approved cannabinoid drug SYNDROS® (dronabinol oral solution CII), and the largest captive synthetic cannabinoid manufacturing facility in the U.S. SYNDROS® is FDA approved as a prescription drug for the treatment of chemotherapy-induced nausea and vomiting in cancer patients and loss of appetite in AIDS patients who have lost weight. Next Frontier Pharmaceuticals is also pursuing a 505(b)(2) approval pathway with the FDA for six Investigational New Drugs (INDs). The Company’s 83,000 square foot manufacturing facility in Texas is permitted by the U.S. DEA to manufacture and export Schedule I to III controlled substances and is FDA registered. The facility has received millions in manufacturing infrastructure investments and currently operates for Benuvia’s internal capacity needs and as a contract manufacturer of APIs. Next Frontier Pharmaceuticals also has a robust portfolio of patents and patents pending on organic and synthetic cannabinoids and provides life cycle management services for drug development companies focused on cannabinoids and psychedelics.

About Shanti Therapeutics Pty Ltd

Shanti Therapeutics Pty Ltd, a subsidiary of Global Wellness Strategies Inc. (CSE:GWS) (OTCQB: GWSFF) (Frankfurt:O3X4), is a clinical stage drug development company focused on identifying novel uses for MDMA in the treatment of acute and chronic pain management. Its core strategy involves identifying innovative uses for entheogen drugs and pushing them into in-human clinical trials. Its lead asset is scheduled to commence Phase 2 clinical trials in late 2022.

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Jupiter Wellness Investor Contact:

Phone: 561-244-7100
Email: info@JupiterWellness.com

Next Frontier Pharmaceuticals Investor Contact:

Erik Fordyce, Head of Investor Relations

Email: efordyce@benuvia.com

Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, but not limited to, statements related to the proposed acquisition of Next Frontier Pharmaceuticals and the anticipated timing, results and benefits thereof, including the potential for Jupiter Wellness to accelerate its growth and cannabinoid leadership, and for the acquisition to provide long-term growth opportunities to create shareholder value; and other statements that are not historical facts. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Jupiter Wellness’ and Next Frontier Pharmaceuticals’ ability to complete the acquisition on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, and satisfaction of other closing conditions to consummate the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of management from ongoing business operations; failure to realize the expected benefits of the acquisition; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the risk that Next Frontier Pharmaceuticals’ business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the acquisition; Next Frontier Pharmaceuticals’ dependence on the successful commercialization of SYNDROS and the uncertain market potential of SYNDROS; pharmaceutical product development and the uncertainty of clinical success; the regulatory approval process, including the risks that the combined company may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that the combined company may be unable to obtain regulatory approvals of any of its product candidates, and SYNDROS for additional indications, in a timely manner or at all; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of Jupiter Wellness’ common stock; the possibility that, if Jupiter Wellness does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jupiter Wellness’ common stock could decline; potential litigation associated with the possible acquisition; regulatory initiatives and changes in tax laws; market volatility; and other risks and uncertainties affecting Jupiter Wellness and Next Frontier Pharmaceuticals and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and future filings and reports by Jupiter Wellness. In addition, the extent of the impact on the combined company’s ability to generate sales of and revenues from its approved products, execute on new product launches, its clinical development and regulatory efforts, its corporate development objectives, and the value of and market for its common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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